UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 18, 2022

Rocket Lab USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39560	98-1550340
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3881 McGowen Street Long Beach, California	90808
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 465-5737

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RKLB	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of common stock, $0.0001 par value	RKLBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 18, 2022, Rocket Lab USA, Inc. (the “Company”) closed its previously announced acquisition (the “Acquisition”) of SolAero Holdings, Inc. (“SolAero”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 10, 2021, by and among the Company, Supernova Acquisition Corp. (“Merger Sub”), SolAero, and Fortis Advisors LLC as stockholder representative, which provides for, among other things, the merger of Merger Sub with and into SolAero, with SolAero being the surviving corporation of the merger and a direct, wholly owned subsidiary of the Company. Pursuant to the terms of the Merger Agreement, all of the issued and outstanding shares of SolAero were cancelled in exchange for aggregate consideration of $80 million in cash (the “Merger Consideration”). In addition, $3.6 million of the Merger Consideration was placed into escrow by the Company in order to secure recovery of any Adjustment Amount (as defined in the Merger Agreement) and as security against indemnity claims. In connection with the Acquisition, the Company entered into customary employment or consulting agreements with certain key employees of SolAero.

The foregoing summary of the terms of the Merger Agreement does not purport to be complete and is subject to and qualified in its entirety by the full text of the Merger Agreement which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed on December 13, 2021 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As a result of the Acquisition, the Company became obligated on and a guarantor of SolAero’s obligations pursuant to a lease agreement for SolAero’s headquarters in Albuquerque, New Mexico with Pontus St Albuquerque, LLC. The lease has a term ending on May 31, 2042. The yearly rent is $1,072,500 and the lease contains a standard rent escalation clause. SolAero has the right to extend the lease for up to two separate ten year periods.

Item 7.01 Regulation FD Disclosure

On January 18, 2022, the Company issued a press release announcing the closing of the Acquisition. A copy of the press release is attached hereto and furnished herewith as Exhibit 99.1.

The information set forth under this Item 7.01 and in Exhibit 99.1 is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not to be incorporated by reference into any filing of the registrant under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements, if required by this item, will be filed no later than 71 calendar days after the date by which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial statements, if required by this item, will be filed no later than 71 calendar days after the date by which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Rocket Lab USA, Inc., dated January 18, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2022	Rocket Lab USA, Inc.

	By:	/s/ Adam Spice
Adam Spice
Chief Financial Officer